Exhibit 99.1

Company Release - 04/19/2006 08:55

GB&T Bancshares Reports First Quarter Net Income of $3.3 Million
Declares Second Quarter Cash Dividend of $0.09, Up 5.9 Percent From First Quarter

GAINESVILLE, Ga., April 19, 2006 (PRIMEZONE) — GB&T Bancshares, Inc. (Nasdaq:GBTB), a multi-bank holding company with six community banks in high growth markets surrounding the metropolitan Atlanta (GA) area, reported an 8.8 percent increase in first quarter 2006 net income, to $3.3 million compared with $3.0 million for the first quarter of 2005. Diluted earnings per share for the first quarter of 2006 were $0.25 compared with $0.25 for the prior-year period. The earnings per share results reflect an increase in the provision for loan losses as well as a 7.2 percent increase in weighted average diluted shares outstanding.

“We are pleased with our first quarter operating performance,” commented Richard A. Hunt, President and CEO of GB&T Bancshares, Inc. “Taking into account heightened competition for deposits exacerbated by the flat yield curve, we are looking to maintain our margin within a band of ten to fifteen basis points, and this quarter has been at the high end of that range. Revenue growth has been strong, year over year, from a combination of acquisitions and organic growth in our markets. Additionally, we are gradually improving our operating efficiencies as we expand revenue in excess of spending.”

Looking ahead, Hunt commented, “Although our local economy remains strong, we are concerned with the impact of rising interest rates on consumer spending and the housing market. Consequently, we made a substantial increase in our loan loss provision this quarter, and plan to build our reserves to a level appropriate for a bank our size in this market. We believe this is the prudent time to take action — before there are obvious manifestations of credit weakness.”

Hunt added, “Our sales efforts continue to be directed toward core deposit generation and the small business segment, which remains strong in our markets. We’ve recently hired additional lenders who will focus on SBA and other small business loans in the greater North Georgia market. We also look forward to closing our previously announced merger with Mountain Bancshares by the end of this month, and the addition of two new high-growth counties to our franchise.”

At a meeting held on April 17, 2006, the board of directors of GB&T Bancshares declared a second quarter cash dividend of $0.09 per share on the Company’s common stock. This represents an increase of $0.005, or 5.9 percent, above the previous quarter. The dividend is payable on May 11, 2006, to stockholders of record at the close of business on April 27, 2006.

Total revenue, defined as net interest income plus other income, increased 15.6 percent, to $17.9 million for the first quarter of 2006, over the $15.5 million reported in the first quarter of 2005. Net interest income increased 21.3 percent, to $15.5 million, reflecting 20.2 percent growth in average earning assets and a three basis point improvement in the net interest margin to 4.35 percent on a tax equivalent basis.

Total assets increased 11.2 percent over the past twelve months, to $1.6 billion at March 31, 2006. Loans and deposits also showed significant increases over the same period. Total loans increased $175.6 million, or 16.0 percent, to $1.3 billion at March 31, 2006, compared with $1.1 billion at March 31, 2005. Total deposits were $1.3 billion; an increase of $180.3 million or 16.4 percent from year-ago levels.

The annualized returns on average assets (“ROA”) and average equity (“ROE”) for first quarter of 2006 were 0.83 percent and 6.60 percent, respectively, compared with 0.91 percent and 6.65 percent for the first quarter of 2005. Adjusted to exclude intangibles, the annualized returns on average tangible assets (“ROTA”) and average tangible equity (“ROTE”) were 0.87 percent and 9.87 percent, respectively, for the first quarter of 2006 compared with 0.95 percent and 9.98 percent for the first quarter of 2005.

Other income for the first quarter of 2006 was $2.5 million, compared with $2.8 million for the first quarter of 2005. Service charges on deposit accounts, the largest contributor to fee income, remained stable compared with the prior-year quarter, while mortgage origination fees increased 12.9 percent. The majority of the decline in noninterest income reflects the loss of insurance commissions due to the sale of Community Loan Company in the fourth quarter of 2005, and a decrease in other income related to the termination of outside service contracts.

Other expense remains well-controlled; for the first quarter of 2006, other expense was $11.7 million, an increase of 10.8 percent over the $10.6 million reported for the first quarter of 2005. Salaries and employee benefits expense, the largest component of other expense, increased 13.7 percent. The efficiency ratio improved to 64.48 percent for the first quarter of 2006 from 67.25 percent for the prior-year first quarter.

Mr. Hunt continued, “While asset quality remains sound, we have been tightening our lending policies in anticipation of potential weakness in the economy. This is consistent with our additional provisioning to increase our reserve levels to approximately 1.15 percent by year end.” Nonperforming assets at March 31, 2006 were 0.64 percent of assets compared with 0.63 percent at December 31, 2005 and 0.82 percent at March 31, 2005. Annualized net charge-offs for the first quarter of 2006 were 0.09 percent of average loans compared with 0.10 percent for the fourth quarter of 2005 and 0.14 percent for the first quarter of 2005. Loan loss reserves at March 31, 2006, were 1.08 percent of total loans compared to 1.04 percent at December 31, 2005 and 1.03 percent at March 31, 2005.

Stockholders’ equity at March 31, 2006, was $201.8 million, a twelve-month increase of $2.4 million, or 1.2 percent. Stockholders’ equity was 12.3 percent of period-end assets. The Company had 12,938,842 shares of common stock outstanding at March 31, 2006.

About GB&T Bancshares, Inc.

Based in Gainesville, Georgia, GB&T Bancshares, Inc. is a multi-bank holding company operating six community banks: Gainesville Bank & Trust, United Bank & Trust, Community Trust Bank, HomeTown Bank of Villa Rica, First National Bank of the South and First National Bank of Gwinnett. As of March 31, 2006, GB&T Bancshares had assets of $1.6 billion, with 27 full-service banking offices located in eleven Georgia counties. GB&T Bancshares’ common stock is listed on the Nasdaq National Market under the symbol “GBTB.” Visit the Company’s website www.gbtbancshares.com for additional information about GB&T.

Forward-Looking Statements

Some of the statements in this press release, including, without limitation, statements regarding projected growth, completion of our proposed acquisitions, our efficiency, loan loss reserves, loan portfolio, net interest margin, revenue growth and other statements regarding our future results of operations are “forward-looking statements” within the meaning of the federal securities laws. In addition, when we use words like “anticipate”, “believe”, “intend”, “expect”, “estimate”, “could”, “should”, “will”, and similar expressions, you should consider them as identifying forward-looking statements, although we may use other phrasing. These forward-looking statements involve risks and uncertainties and are based on our current beliefs and assumptions. Factors that may cause actual results to differ materially from those expressed or implied by such forward-looking statements include, among others, the following possibilities: (1) competitive pressures among depository and other financial institutions may increase significantly; (2) changes in the interest rate environment may reduce margins or the volumes or values of loans held or made by us; (3) general economic conditions may be less favorable than expected (both generally and in our markets), resulting in, among other things, a deterioration in credit quality and/or a reduction in demand for credit; (4) economic, governmental or other factors may prevent the projected population and commercial growth in the counties in which we operate; (5) legislative or regulatory changes, including changes in accounting standards, may adversely affect the businesses in which we are engaged; (6) costs or difficulties related to the integration of our businesses may be greater than expected; (7) deposit attrition, customer loss or revenue loss following the acquisitions may be greater than expected; (8) competitors may have greater financial resources and develop products that enable such competitors to compete more successfully than us; and (9) adverse changes may occur in the equity markets. Many of these factors are beyond our ability to control or predict, and readers are cautioned not to put undue reliance on such forward-looking statements. We disclaim any obligation to update or revise any forward-looking statements contained in this release.

G B & T Bancshares Inc.

CONSOLIDATED FINANCIAL HIGHLIGHTS

(Unaudited)

	(Dollars in thousands except per share amounts)
	1st Qtr 2006	4th Qtr 2005	3rd Qtr 2005	2nd Qtr 2005	1st Qtr 2005

EARNINGS
Net interest income (fully tax equivalent)	$15,517	15,532	14,717	14,198	12,824
Provision for loan loss	$1,206	977	635	3,822	482
Other income	$2,463	2,492	3,476	2,906	2,757
Other expense	$11,744	11,406	11,551	11,273	10,595
Net income	$3,277	3,689	3,903	1,388	3,011
Non-recurring (income)/expense (after-tax)	$0	190	0	0	0
Operating income	$3,277	3,879	3,903	1,388	3,011

PER SHARE DATA
Basic earnings per share	$0.26	0.29	0.31	0.11	0.25
Diluted earnings per share	$0.25	0.28	0.30	0.11	0.25
Operating diluted earnings per share	$0.25	0.30	0.30	0.11	0.25
Book value per share	$15.59	15.54	15.99	15.81	15.77
Tangible book value per share	$10.45	10.32	10.16	9.97	9.90
Cash dividend per share	$0.085	0.085	0.085	0.085	0.076

PERFORMANCE RATIOS
Return on average assets	0.83%	0.92%	1.00%	0.37%	0.91%
Return on average tangible assets	0.87%	0.96%	1.05%	0.39%	0.95%
Return on average equity	6.60%	7.16%	7.64%	2.76%	6.65%
Return on average tangible equity	9.87%	11.20%	12.07%	4.37%	10.07%
Net interest margin (fully tax equivalent)	4.35%	4.28%	4.20%	4.26%	4.32%
Other expense/Average assets	2.98%	2.84%	2.96%	3.02%	3.19%
Efficiency Ratio	64.48%	60.76%	64.69%	65.11%	67.25%
Other income/Total operating revenue	13.74%	13.88%	16.64%	17.07%	17.78%

MARKET DATA
Market value per share — Period end	$22.35	21.41	21.23	23.76	21.66
Market as a % of book	1.43	1.38	1.33	1.50	1.37
Cash dividend yield	1.52%	1.59%	1.60%	1.43%	1.40%
Common stock dividend payout ratio	34.00%	30.36%	28.33%	77.27%	30.40%
Period-end common shares outstanding (000)	12,939	12,784	12,729	12,716	12,641
Common stock market capitalization ($ Millions)	$289.18	273.71	270.24	302.13	273.81

CAPITAL & LIQUIDITY RATIOS
Period-end equity to assets	12.34%	12.54%	12.62%	13.13%	13.56%
Period-end tangible equity to tangible assets	8.62%	8.70%	8.40%	8.70%	8.94%
Total risk-based capital ratio	N/A	13.80%	13.72%	14.39%	14.70%
Average loans to average deposits	101.48%	100.72%	100.53%	100.57%	101.34%

ASSET QUALITY
Net charge- offs	$276	307	2,949	1,707	346
(Ann.) Net loan charge-offs/Average loans	0.090%	0.100%	0.996%	0.607%	0.140%
Nonaccrual loans	$7,114	6,562	5,957	6,811	10,213
Foreclosed assets	$3,348	3,431	2,887	2,965	1,451
90-day past dues	$—	17	297	126	364
Nonperforming assets/Total assets	0.64%	0.63%	0.57%	0.65%	0.82%
Allowance for loan losses/Total loans	1.08%	1.04%	1.02%	1.26%	1.03%
Allowance for loan losses/Nonperforming assets	130.98%	127.60%	134.20%	147.25%	93.76%

END OF PERIOD BALANCES
Total loans, net of un-earned fees	$1,273,719	1,231,410	1,208,031	1,152,737	1,098,155
Total assets	$1,634,741	1,584,094	1,613,806	1,532,935	1,470,574
Total deposits	$1,276,456	1,197,026	1,233,729	1,159,109	1,096,190
Total stock-holders’ equity	$201,769	198,711	203,597	201,269	199,367
Full-time equivalent employees	454	452	469	463	457

AVERAGE BALANCES
Total loans, net of unearned fees	$1,244,261	1,218,896	1,175,083	1,128,442	1,004,191
Total interest- earning assets	$1,447,571	1,439,033	1,390,897	1,338,276	1,204,092
Total assets	$1,596,879	1,593,014	1,546,761	1,498,217	1,347,362
Total deposits	$1,226,141	1,210,205	1,168,863	1,122,061	990,944
Total interest-bearing liabilities	$1,220,332	1,195,088	1,176,016	1,131,022	1,015,305
Total stock-holders’ equity	$201,292	204,481	202,586	201,727	183,586

The following table provides a detailed analysis of Non-GAAP measures.

	(Dollars in thousands)
Reconciliation Table	1st Qtr 2006	4th Qtr 2005	3rd Qtr 2005	2nd Qtr 2005	1st Qtr 2005

Book value per share	$15.59	15.54	15.99	15.81	15.77
Effect of intangible assets per share	$(5.14)	(5.22)	(5.83)	(5.84)	(5.87)
Tangible book value per share	$10.45	10.32	10.16	9.97	9.90

Return on average assets	0.83%	0.92%	1.00%	0.37%	0.91%
Effect of intangible assets	0.04%	0.04%	0.05%	0.02%	0.04%
Return on average tangible assets	0.87%	0.96%	1.05%	0.39%	0.95%

Return on average equity	6.60%	7.16%	7.64%	2.76%	6.65%
Effect of intangible assets	3.27%	4.04%	4.43%	1.61%	3.43%
Return on average tangible equity	9.87%	11.20%	12.07%	4.37%	10.07%

Period end equity to assets	12.34%	12.54%	12.62%	13.13%	13.56%
Effect of intangible assets	-3.72%	-3.85%	-4.22%	-4.43%	-4.62%
Period-end tangible equity to tangible assets	8.62%	8.70%	8.40%	8.70%	8.94%

GB&T Bancshares, Inc. and Subsidiaries

Consolidated Statements of Condition

	3/31/2006	3/31/2005
	(Unaudited)	(Unaudited)
Assets (in thousands):

Cash and due from banks	$22,925	$29,522
Interest-bearing deposits in banks	810	823
Federal funds sold	21,661	10,818
Securities available-for-sale	182,385	196,613
Restricted equity securities, at cost	9,366	8,734

Loans, net of unearned income	1,273,719	1,098,155
Less allowance for loan losses	13,703	11,277
Loans, net	1,260,016	1,086,878

Premises and equipment, net	36,707	36,096
Goodwill	61,164	68,405
Intangible assets	5,400	6,145
Other assets	34,307	26,540
Total assets	$1,634,741	$1,470,574

Liabilities and Stockholders’ Equity (in thousands):

Deposits:
Noninterest-bearing	$170,130	$142,496
Interest-bearing demand & savings	424,466	423,234
Time deposits	681,860	530,460
Total deposits	1,276,456	1,096,190
Federal funds purchased and securities sold under repurchase agreements	18,008	30,584
Federal Home Loan Bank advances	90,811	97,891
Other borrowings	652	838
Other liabilities	17,147	15,806
Subordinated debt	29,898	29,898
Total liabilities	1,432,972	1,271,207

Stockholders’ equity:

Capital stock	159,140	163,691
Retained earnings	45,588	37,666
Accumulated other comprehensive loss	(2,959)	(1,990)
Total stockholders’ equity	201,769	199,367

Total liabilities and stockholders’ equity	$1,634,741	$1,470,574

GB&T BANCSHARES, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

	Three months ended March 31,
	2006	2005
	(Dollars in thousands, except per share amounts)
Interest income:
Loans, including fees	$24,532	$16,959
Taxable securities	1,912	1,699
Nontaxable securities	117	165
Federal funds sold	99	46
Interest-bearing deposits in banks	8	10
Total interest income	26,668	18,879
Interest expense:
Deposits	9,432	4,631
Federal funds purchased and securities sold under repurchase agreements	224	155
Federal Home Loan Bank advances	963	874
Other borrowings	587	473
Total interest expense	11,206	6,133
Net interest income	15,462	12,746
Provision for loan losses	1,206	482
Net interest income after provision for loan losses	14,256	12,264
Other income:
Service charges on deposit accounts	1,521	1,512
Mortgage origination fees	525	465
Insurance commissions	2	147
Gain on sale of securities	—	1
Other operating income	415	632
Total other income	2,463	2,757
Other expense:
Salaries and employee benefits	7,180	6,315
Net occupancy and equipment expense	1,629	1,439
Other operating expenses	2,935	2,841
Total other expense	11,744	10,595
Income before income taxes	4,975	4,426
Income tax expense	1,698	1,415
Net income	$3,277	$3,011
Earnings per share:
Basic	$0.26	$0.25
Diluted	$0.25	$0.25
Weighted average shares
Basic	12,856	12,069
Diluted	13,121	12,245
Cash dividends per common share	$0.085	$0.076

GB&T Bancshares, Inc.

Yield Analysis - March 31, 2006

(Dollars in thousands)

	For the Three Months Ended March 31, 2006
	Average balances	Interest	Yields /Rates
Assets Interest earning assets:
Taxable securities	$190,059	$1,912	4.08%
Nontaxable securities (a)	10,332	172	6.75%
Federal funds sold	9,458	99	4.25%
Interest bearing deposits in banks	666	8	4.87%
Loans, net of unearned income	1,237,056	24,532	8.04%
Total interest earning assets	$1,447,571	$26,723	7.49%
Noninterest earning assets:
Unrealized gains (losses) on securities	(4,147)
Allowance for loan losses	(13,018)
Nonaccrual loans	7,205
Cash and due from banks	22,855
Other assets	136,413
Total noninterest earning assets	149,308
Total assets	$1,596,879
Liabilities & Shareholders’ Equity
Interest bearing liabilities:
Interest bearing demand & savings	$412,978	2,646	2.60%
Time	654,117	6,786	4.21%
Borrowings	153,237	1,774	4.70%
Total interest bearing liabilities	1,220,332	11,206	3.72%
Noninterest bearing liabilities & shareholders’ equity:
Noninterest bearing deposits	159,046
Other liabilities	16,209
Shareholder’s equity	201,292
Total liabilities & shareholders’ equity	$1,596,879
Interest rate differential			3.77%
Net interest income (a)		15,517
Net interest margin (a)			4.35%

	For the Three Months Ended March 31, 2005
	Average balances	Interest	Yields /Rates
Assets Interest earning assets:
Taxable securities	$187,000	$1,699	3.68%
Nontaxable securities (a)	15,538	243	6.34%
Federal funds sold	6,758	46	2.76%
Interest bearing deposits in banks	692	10	5.86%
Loans, net of unearned income	994,104	16,959	6.92%
Total interest earning assets	$1,204,092	$18,957	6.38%

Noninterest earning assets:
Unrealized gains (losses) on securities	(810)
Allowance for loan losses	(11,177)
Nonaccrual loans	10,087
Cash and due from banks	26,152
Other assets	119,018
Total noninterest earning assets	143,270
Total assets	$1,347,362

Liabilities & Shareholders’ Equity Interest bearing liabilities:
Interest bearing demand & savings	$382,613	1,510	1.60%
Time	472,771	3,121	2.68%
Borrowings	159,921	1,502	3.81%
Total interest bearing liabilities	1,015,305	6,133	2.45%

Noninterest bearing liabilities & shareholders’ equity:
Noninterest bearing deposits	135,560
Other liabilities	12,911
Shareholder’s equity	183,586
Total liabilities & shareholders’ equity	$1,347,362

Interest rate differential			3.93%
Net interest income (a)		12,824
Net interest margin (a)			4.32%

(a) fully tax equivalent

CONTACT:                                 GB&T Bancshares, Inc.Gregory L. Hamby, EVP and CFO

(678) 450-3369

ghamby@gbt.comW. Michael Banks, Senior Vice President
(678) 450-3480

mbanks@gbt.com

Fax: (770) 531-7359